Exhibit 10.36
WEST PHARMACEUTICAL SERVICES, INC.
2016 OMNIBUS INCENTIVE COMPENSATION PLAN

AMENDMENT NO. 1

WHEREAS, West Pharmaceutical Services, Inc. (the “Company”) maintains the 2016 Omnibus Incentive Compensation Plan (the “Plan”), which was approved by shareholders on May 3, 2016,

WHEREAS, Section 21(a) the Plan provides that it can be amended by the Board of Directors of the Company (the “Board”) without approval by shareholders except to the extent specifically required by the Omnibus Plan document or applicable rules,

WHEREAS, upon review, consideration and counsel, the Compensation Committee of the Board has recommended that the Plan be amended to reduce the pool of shares available for awards that have a vesting schedule of less than one year and the Board agreed with this recommendation,

WHEREAS, this amendment does not require shareholder approval,

NOW THEREFORE, the Plan is hereby amended, effective May 4, 2021, by restating Section 5(g) of the Omnibus Plan in its entirety as follows (with the amended language bolded):

(g) Notwithstanding anything in the Plan to the contrary, Full Value Awards, Options and SARs shall vest based on service over a period of no less than twelve (12) months from the date on which such Award is granted, except in connection with death, Disability, Retirement, termination of employment or service without Cause or a Change in Control, and except that up to five percent (5%) of the aggregate number of shares of Common Stock authorized for issuance under the Plan may be issued pursuant to Full Value Awards, Options and SARs without regard to the service vesting requirements of this Section 5(g).

The Plan, as amended by this Amendment, and all other documents, instruments, and agreements executed or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company has caused a duly-authorized officer to execute this Amendment on this 5th day of May 2021.

By: /s/ Annette F. Favorite
     Annette F. Favorite
     Senior Vice President & Chief Human Resources Officer